Kaman Corporation Bloomfield, CT 06002 (860) 243-7100	NEWS

KAMAN CLOSES ON NEW $150 MILLION
FIVE-YEAR REVOLVING CREDIT FACILITY

BLOOMFIELD, Connecticut (August 5, 2005) - Kaman Corp. (NASDAQ:KAMNA) announced that today it replaced its expiring five-year $150 million revolving credit facility with a new $150 million revolving credit facility expiring August 4, 2010.

Lenders include The Bank of Nova Scotia and Bank of America, N.A. as Co-Administrative Agents for the banks, and JPMorgan Chase Bank, N.A., KeyBank National Association, Citibank, N.A. and Webster Bank National Association. Bank of America, N.A. will serve as Administrator.

The Bank of Nova Scotia and Banc of America Securities brought the facility to market as Co-Lead Arrangers and Book Managers with JPMorgan Chase Bank, N.A. as Syndication Agent and KeyBank National Association as Documentation Agent.

The new facility carries a financial covenant package similar to the facility it replaced. Standard & Poor’s has assigned the new facility an investment grade rating of BBB-.

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Contact: Russell H. Jones
SVP, Chief Investment Officer & Treasurer
(860) 2343-6307
rhj-corp@kaman.com